Exhibit 99.1

FOR IMMEDIATE RELEASE

Bridgeline Digital Announces Financial Results

for the Third Quarter and First Nine Months of Fiscal 2013

Subscription and Perpetual License Revenue Increased 33% Year over Year

Recurring Revenue Increased 10% Year over Year

Burlington, MA, August 14, 2013 - Bridgeline Digital, Inc. (NASDAQ: BLIN), developer of the award-winning iAPPS Web Engagement Management platform and related interactive technology solutions, today announced financial results for its third quarter ended June 30, 2013.

Third Quarter 2013 Highlights:

●

Revenue in the third quarter of 2013 was $5.6 million, compared to revenue of $6.4 million in the third quarter of 2012. Revenue from legacy non-iAPPS related customers declined 44% or $1M. Revenue from iAPPS related customers increased 4%.

●	Subscription and perpetual license revenue increased 33% to $915 thousand in the third quarter, compared to $686 thousand in the third quarter of 2012.

●	Recurring revenue increased 10% in the third quarter to $1.2 million, compared to $1.1 million in the third quarter of 2012.

●	iAPPS revenue as a percentage of total revenue increased to 78% in the third quarter compared to 66% in the third quarter of 2012.

●

In May, iAPPS 5.0 was released. The latest version of iAPPS boasts a new cross-channel interface; cutting edge mobile-friendly editing and on-the-go authoring; technology integration from industry leading partners; and an overall enhanced user experience.

●	In the third quarter of 2013 Bridgeline reduced its operating expenses by approximately $250,000 per quarter or $1,000,000 annualized, while increasing the size of its national sales force by 40%.

First Nine Months Highlights:

●	Revenue in the first nine months of 2013 was $17.8 million, compared to revenue of $19.6 million in the first nine months of 2012.

●	Subscription and perpetual license revenue increased 42% to $2.7 million in the first nine months of 2013, compared to $1.9 million in the first nine months of 2013.

●	Recurring revenue increased 16% in the first nine months to $3.6 million, compared to $3.1 million in the first nine months of 2012.

●	174 iAPPS enterprise licenses and 2,160 iAPPS ds licenses were sold in the first nine months of 2013

●	Deferred revenue increased 123% in the first nine months of 2013 to $2.5 million, compared to $1.1 million at September 30, 2012.

Subsequent Event

On August 1, 2013 Bridgeline Digital acquired franchise web platform developer Elements Local, who has over 35 Franchisor customers and over 3,200 Franchises on their web platform. Over the past twelve months Elements Local has experienced a 95% retention rate. Most of Elements Local customers are national franchise brands such as Sports Clips, MAACO, Glass Doctor, Pearle Vision, Molly Maids, and Mr. Handyman. In 2013 Elements Local is projecting a record revenue year of over $2 million, of which the majority of this revenue is recurring.

Fiscal 2013 Outlook

In the fourth quarter of Fiscal 2013 revenue is expected to be approximately $6.5 million and the Company expects to generate positive EBITDA. For Fiscal 2013 iAPPS related revenue is expected to be approximately $19 million, up from $16.5 million in fiscal 2012. Bridgeline Digital expects its total fiscal 2013 revenue to be approximately $24.5 million. This revenue projection includes a projected reduction of non-iAPPS related legacy revenue of approximately $4 million.

Conference Call Today at 4:30pm EST

Bridgeline Digital will host a discussion of its third quarter results at approximately 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation charges. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. Because of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, enables its customers to maximize the performance of their mission critical websites, intranets, and online stores. Bridgeline’s iAPPS® platform deeply integrates Web Content Management, eCommerce, eMarketing, and Web Analytics to help marketers deliver online experiences that attract, engage and convert their customers across all digital channels. Bridgeline provides end-to-end Digital Engagement solutions and boasts an award-winning team of interactive services professionals. Headquartered in Burlington, Mass., with nine additional locations throughout the U.S. and an Asia Pacific headquarters in Bangalore, India, Bridgeline has thousands of customers that range from middle market organizations to Fortune 1000 companies. To learn more, please visit www.bridgelinedigital.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Michael D. Prinn

Executive Vice President & Chief Financial Officer

781.497.3016

mprinn@blinedigital.com

BRIDGELINE DIGITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue:
Web application development services	$4,276	$5,055	$13,614	$15,804
Managed service hosting	409	631	1,456	1,858
Subscription and perpetual licenses	915	686	2,726	1,899
Total revenue	5,600	6,372	17,796	19,561

Cost of revenue:
Web application development services	2,341	2,611	7,566	8,237
Managed service hosting	76	98	224	289
Subscription and perpetual licenses	330	117	770	337
Total cost of revenue	2,747	2,826	8,560	8,863
Gross profit	2,853	3,546	9,236	10,698

Operating expenses:
Sales and marketing	2,275	1,965	6,266	5,526
General and administrative	1,140	923	3,440	2,924
Research and development	515	370	893	1,253
Depreciation and amortization	412	446	1,226	1,296
Impairment of intangible asset	-	-	-	281
Total operating expenses	4,342	3,704	11,825	11,280
Loss from operations	(1,489)	(158)	(2,589)	(582)
Interest income (expense), net	(59)	(98)	(194)	(234)
Loss before income taxes	(1,548)	(256)	(2,783)	(816)
Provision for income taxes	21	21	110	90
Net loss	$(1,569)	$(277)	$(2,893)	$(906)

Net loss per share:
Basic and diluted	$(0.10)	$(0.02)	$(0.19)	$(0.07)
Number of weighted average shares:
Basic and diluted	15,037,767	12,971,259	14,902,419	12,543,019

BRIDGELINE DIGITAL, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012

Reconciliation of GAAP net loss to non-GAAP adjusted net income:
GAAP net loss	$(1,569)	$(277)	$(2,893)	$(906)
Amortization of intangible assets	117	184	390	571
Impairment of intangible asset	-	-	-	281
Stock-based compensation	55	101	334	256
Non-GAAP adjusted net income(loss)	$(1,397)	$8	$(2,169)	$202

Reconciliation of GAAP loss per diluted share to non-GAAP adjusted earnings per diluted share:
GAAP net loss per share	$(0.10)	$(0.02)	$(0.19)	$(0.07)
Amortization of intangible assets	0.01	0.01	0.02	0.05
Impairment of intangible asset	-	-	-	0.02
Stock-based compensation	-	0.01	0.02	0.02
Non-GAAP adjusted net income(loss)	$(0.09)	$0.00	$(0.15)	$0.02

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(1,569)	$(277)	$(2,893)	$(906)
Provision for income tax	21	21	110	90
Interest expense (income),net	59	97	194	234
Amortization of intangible assets	117	184	390	571
Impairment of intangible asset	-	-	-	281
Depreciation	295	262	836	725
EBITDA	(1,077)	288	(1,363)	995
Other amortization	123	40	201	130
Stock-based compensation	55	101	334	256
Adjusted EBITDA	$(899)	$429	$(828)	$1,381

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.10)	$(0.02)	$(0.19)	$(0.07)
Provision for income tax	-	-	0.01	0.01
Interest expense (income),net	-	0.01	0.01	0.02
Amortization of intangible assets	0.01	0.01	0.02	0.04
Impairment of intangible asset	-	-	-	0.02
Depreciation	0.02	0.02	0.06	0.06
Other amortization	0.01	-	0.01	0.01
Stock-based compensation	-	0.01	0.02	0.02
Adjusted EBITDA	$(0.06)	$0.03	$(0.06)	$0.11

BRIDGELINE DIGITAL, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

(Unaudited)

ASSETS
	June 30,	September 30,
	2013	2012
Current Assets:
Cash and cash equivalents	$1,715	$2,126
Accounts receivable and unbilled revenues, net	3,379	3,977
Prepaid expenses and other current assets	954	648
Total current assets	6,048	6,751
Equipment and improvements, net	3,341	2,735
Intangible assets, net	1,030	1,527
Goodwill	21,880	21,545
Other assets	1,676	1,132
Total assets	$33,974	$33,690

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,265	$1,132
Accrued liabilities	926	1,306
Accrued earnouts, current	322	375
Debt, current	1,541	1,424
Capital lease obligations, current	431	230
Deferred revenue	2,548	1,144
Total current liabilities	7,033	5,611
Accrued earnouts, net of current portion	586	990
Debt, net of current portion	2,501	2,988
Capital lease obligations, net of current portion	604	127
Other long term liabilities	912	1,004
Total liabilities	$11,636	$10,720

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
none issued and outstanding	-	-
Common stock - $0.001 par value; 30,000,000 shares authorized;
17,672,281 and 15,203,538 shares issued and outstanding, respectively	18	15
Additional paid-in-capital	43,066	40,847
Accumulated deficit	(20,609)	(17,716)
Accumulated other comprehensive loss	(137)	(176)
Total stockholders' equity	22,338	22,970
Total liabilities and stockholders' equity	$33,974	$33,690